Filed pursuant to Rule 424 (b)(2)&(c)
                                                     Registration No. 333-111416


                              Prospectus Supplement
                                       to
                        Prospectus dated January 23, 2004

                          ALTAIR NANOTECHNOLOGIES INC.
                             5,000,000 Common Shares

     This Prospectus Supplement supplements the Prospectus dated January 23, 2004 (the "Prospectus") of Altair Nanotechnolgies Inc. relating to the offering and sale of up to 5,000,000 of our common shares. This Prospectus Supplement relates to the offering and sale of all 5,000,000 of such common shares.
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     We have engaged Maxim Group to act as placement agent with respect to the common shares being offered pursuant to this Prospectus Supplement. We intend to use the proceeds from the sale of such common shares for general corporate purposes.

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                                                                         Per Share                 Total

Public Offering Price .........................................            $4.05                $20,250,000

Placement Agent Fee ...........................................           $0.2025                $1,012,500

Proceeds to Altair Nanotechnologies Inc. (before expenses) ....           $3.8475               $19,237,500

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     Our common shares are listed for trading in the United States on the Nasdaq SmallCap Market under the symbol "ALTI." On February 11, 2005 the last reported sales price of our common shares on the Nasdaq SmallCap Market was $4.40 per share. As of February 11, 2005, we had 51,794,724 common shares issued and outstanding.
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Consider carefully the risk factors beginning on page S-4 of this Prospectus Supplement and beginning on page 3 in the Prospectus before investing in our securities.
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The registration statement of which this prospectus supplement is a part is being qualified under the securities laws of selected states. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, sale or solicitation would be unlawful prior to or absent qualification under the securities laws of such state.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus and this Prospectus Supplement. Any representation to the contrary is a criminal offense.


          The date of this Prospectus Supplement is February 14, 2005.

This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified in its entirety by reference to the Prospectus except to the extent that the information contained herein modifies or supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein shall have the same meaning specified in the Prospectus.


                               RECENT DEVELOPMENTS

     The section of the Prospectus entitled "Our Business and Recent Business Developments" is supplemented by the following information about Altair:

     Entry into RenaZorbTM License Agreement with Spectrum Pharmaceuticals, Inc. On January 28, 2005, we entered into a license agreement with Spectrum Pharmaceuticals, Inc. Under the license agreement, we grant Spectrum the exclusive worldwide rights to develop, market and sell RenaZorb(TM), a potential drug candidate for patients with kidney disease, for human therapeutic and diagnostic applications. The license agreement also sets forth the rights and obligations of the parties with respect to the future development, testing and supply of RenaZorb(TM), the pursuit of regulatory approval for RenaZorb(TM) and rights with respect to intellectual property arising from that process, as well as terms related to termination, dispute resolution, indemnification and other standard matters.

     In consideration of the license grant, Spectrum agreed to issue to us 100,000 restricted shares of Spectrum common stock and purchase from us 38,314 of our common shares at a purchase price of $5.22 per share, representing a 100% premium over the current market price, as defined in the license agreement. In addition, Spectrum has agreed to issue to us an additional 100,000 restricted shares of Spectrum common stock upon the receipt of successful animal test results meeting certain specifications. Additional contingent consideration under the license agreement may include the following:

         o purchases of a specified dollar amount of common shares of the Company at a premium above market price upon the reaching of various milestones representing progress in the testing and obtaining of regulatory approval for RenaZorb(TM);
         o milestone payments upon obtaining approval to market RenaZorb(TM) from the FDA and similar regulatory agencies in Europe and Japan;
         o milestone payments as certain annual net sales targets are reached;
         o royalty payments based upon a percentage of net revenue from sales of RenaZorb(TM) in each country (subject to adjustment for combined products and in other circumstances); and
         o technology usage payments thereafter until generic competition emerges.

     The term of the license agreement expires on a country-by-country basis upon the expiration of related patents and introduction of generic competition, but may be terminated earlier by Spectrum without cause upon 60 days prior notice or by either party if the other party fails to cure a material breach within 120 days of notices. Spectrum's rights with respect to RenaZorb(TM) terminate if the license agreement is terminated by Spectrum without cause or by the Company for specified breach; in other circumstances, Spectrum retains certain long-term rights with respect to RenaZorb(TM), as set forth in the license agreement.

     Developments in Battery Technology. Since 2002, we have been developing technologies to manufacture nano-sized specialty materials, which we call AltairNano(TM) Lithium Titanate Spinel, to make electrodes for lithium ion batteries that may facilitate rapid charging and discharging of these types of batteries. Based upon initial laboratory testing, it appears that the large specific surface area and other features of such nanomaterials enable very rapid charge and discharge rates. Tests results also suggest that the nanomaterials are durable and may last for thousands of charging cycles.

     Advancements in these nanomaterials may ultimately be paired with advancements in the electrolyte's ability to carry high current density and result in batteries that can yield high power and recharge in a shorter time than currently available batteries. In laboratory experiments, nano-sized specialty materials have accepted a full charge within less than one minute; however, further development with a strategic partner in the battery industry will be necessary before a marketable product could be developed. We believe that this technology has the potential to become a key component of rapidly recharging high energy batteries that would be used in standard automobiles, electric vehicles, and hybrid automobiles; battery-powered power tools; fuel cells; and solar generation systems.

     Recent Developments

     In August 2004, we began work under a $100,000 Small Business Innovative Research grant awarded by the National Science Foundation to fund joint development work on next generation lithium ion power sources with Hosokawa Micron's Nanoparticle Technology Center and Rutgers University's Energy Storage Research Group. The work was completed in December 2004 and a report issued on it in January 2005. Our research indicated that our materials provide a significant improvement over conventional materials in lithium ion batteries. As a result, we have submitted a proposal for a second phase project totaling $500,000 to continue and expand the work of phase 1 by making cathode materials for use with anode materials already produced. We have also submitted a proposal for another project in the amount of $100,000 to improve the manufacturing method for the materials to make it more scalable and efficient. We expect decisions on these proposals in July 2005.

     We have  completed  a  series  of  tests  in  collaboration  with  the EPFL
Switzerland, Heyrovsky Institute in Prague, Czech Republic and the Xoliox subsidiary of Ntera, a display and battery technology development company. A joint patent was filed with Xoliox related to electrode performance of nanomaterials made by Altair. We have extended a marketing agreement with Nissho Iwai Americas Corporation for marketing this technology in Japan to leading lithium ion battery manufacturers.

     Proprietary Rights

     We have filed three patent applications including (1) "Process for Making Lithium Titanate" filed in 2002, (2) "Process for Making Nano-sized and
Sub-micron-sized Lithium-Transition Metal Oxides" filed in 2003, and (3) together with Xoliox S.A., "High Performance Lithium Titanium Spinel for Electrode Material" filed in 2004.

     In October 2004, we were awarded a European patent for our "Process for Making Lithium Titanate," and in December 2004, we were awarded a U.S. patent for a "Process For Making Lithium Titanate." This patent describes the process and underlying technology for producing lithium titanate spinel materials of high purity and tightly controlled particle size over a range of 5 to 2,000 nanometers. In January 2005, we were awarded a U.S. patent for a "Process For Making Nano-sized and Sub-micron-sized Lithium-Transition Metal Oxides." This patent describes the process and underlying technology for producing nano-sized and sub-micron sized oxides of lithium and a transition metal with particle size over a range of 10 to 1,000 nanometers and with narrow size dispersion.

     The two recently awarded patents were derived from developing anode and cathode materials, respectively, for next generation lithium ion batteries. The processes protected by these new patents are used to make materials that have been formed into electrodes and have been tested by battery companies. The patents are an important milestone in our program to develop mated pairs of high performance anode and cathode materials for high power, fast recharge, long cycle life, safe, high capacity lithium ion batteries.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements throughout this Prospectus Supplement, the risk factors and other continuing statements identified in the Prospectus and the risk factors and other cautionary statements identified in our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this Prospectus Supplement, the Prospectus, or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

                                  RISK FACTORS

     The section of the Prospectus entitled "Risk Factors" is supplemented by the following specific information about the Offering to which this Prospectus Supplement relates:

     Before you invest in the common shares, you should be aware that such investment involves the assumption of various risks, including those described below. You should consider carefully these risk factors, together with other risk factors contained in the Prospectus and our other filings with the Securities and Exchange Commission before you decide to purchase any of our common shares.

We may not be able to generate substantial revenues from the licensing of RenazorbTM.
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     On January 28, 2005, we entered into a license agreement with Spectrum Pharmaceuticals, Inc. under which we granted Spectrum the exclusive worldwide rights to develop, market and sell RenaZorb(TM), a potential drug candidate for patients with kidney disease, for human therapeutic and diagnostic applications. Under the terms of that license, we will not generate substantial recurring revenues unless and until products containing until Spectrum completes clinical testing of RenaZorb(TM) and, applies for an receives marketing approval from the FDA and similar regulatory agencies worldwide, begins marketing products contain RenaZorb(TM) and experiences substantial, sustained market penetration with such products. There are substantial risks associated with that process, including the following:

         o    further testing conducted by Spectrum may indicate that RenazorbTM
              is  less  effective  than  existing   products,   is  unsafe,  has
              significant side effects or is otherwise not viable;

         o Spectrum may be unable to obtained FDA or other regulatory approval of RenazorbTM for technical, political or other reasons or, even if it obtains such approval, may not obtain such approval on a timely basis;

         o Products containing RenazorbTM may not be accepted in the market for various reasons, including questions about its efficacy, safety and side effects or because of poor marketing by Spectrum;

         o Spectrum may terminate the license agreement, experience financial or other problems or otherwise fail to effectively test, seek approval for and market RenazorbTM;

         o Prior to or following regulatory approval, superior products may be developed and introduced into the market.

     If any of the foregoing risks, or other risks associated with developing pharmaceutical product were to occur, we would not receive substantial, recurring revenue from our license with Specturm and RenazorbTM .

Our nanomaterial technology with potential applications in rechargeable batteries is still in a developmental stage.
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     We are still testing and developing our AltairNanoTM Lithium Titanate Spinel nanomaterial technology, which has potential applications in rechargeable batteries. Even if we complete the testing and development of our technology, we lack the ability to integrate the technology into a commercial battery product without the assistance of a strategic partner. In addition, even if we are able to enter into an agreement with a strategic partner to commercialize the technology:

         o products utilizing the technology, all of which would still need to be developed, may never be completed;
         o products utilizing the technology may not exhibit expected charge or discharge rates or durability or may otherwise not prove competitive with existing technologies or those being created by other persons;
         o    products  incorporating  the  technology may not meet the distinct needs of potential customers, applications or industries; and
         o    marketing  and  branding  efforts  by us,  a  potential  strategic partner or others may be insufficient to attract a sufficient number of customers.

The market price of our common stock may increase or decrease dramatically at any time for any or no apparent reason.
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         The market price of our common stock, like that of the securities of other early stage companies, may be highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, new products or innovations by us or our competitors, uncertainty regarding the viability of the nanomaterials and titanium dioxide pigment technology, significant customer contracts, significant litigation or other factors or events that would be expected to affect our business, financial condition, results of operations and future prospects. In addition, the market price for our common stock may be affected by various factors not directly related to our business or future prospects, including the following:

         o Intentional manipulation of our stock price by existing or future shareholders or a reaction by investors to trends in our stock rather than the fundamentals of our business;
         o    A  single   acquisition  or   disposition,   or  several   related
              acquisitions or dispositions, of a large number of our shares;
         o    The interest of the market in our business sector,  without regard to our financial condition, results of operations or business prospects;
         o    Positive or negative  statements or projections about our company, or our industry by analysts, stock gurus and other persons;
         o    The  adoption of  governmental  regulations  or  government  grant programs and similar developments in the United States or abroad that may enhance or detract from our ability to offer our products and services or affect our cost structure;
         o Economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust; and
         o Speculation by short sellers of our common stock or other persons who stand to profit from a rapid increase or decrease in the price of our common stock.

                                 USE OF PROCEEDS

     The section of the Prospectus entitled "Use of Proceeds" is supplemented by the following specific information about the Offering to which this Prospectus Supplement relates:

     We intend to use the proceeds from our offer and sale of the shares of common stock described in this Prospectus Supplement for general corporate purposes, including, but not limited to, working capital, capital expenditures, research and development activities and the acquisition of other technologies. The proceeds to Altair after payment of the placement agent fee to Maxim Group, but prior to the other expenses of the Offering to which this Prospectus Supplement relates, would be approximately $1,012,500 if the entire offering were sold. Our board of directors will have broad discretion in determining how any net proceeds will be used.

                              PLAN OF DISTRIBUTION

     The  section  of  the  Prospectus   entitled  "Plan  of   Distribution"  is
supplemented by the following specific information about the Offering to which this Prospectus Supplement relates:

     Each purchaser in the Offering will be required to sign a Securities Purchase Agreement in the form attached hereto as Exhibit A, documenting and effecting the sale of the common shares. You are advised to carefully review all representations, warranties and covenants to be made by each purchaser, as "Buyer," and the Company in the Securities Purchase Agreement prior to executing a Securities Purchase Agreement and proceeding with closing thereunder.

     We have retained Maxim Group to act as our exclusive financial adviser and placement agent in connection with the Offering to which this Prospectus Supplement relates. We have agreed to pay Maxim Group a cash fee equal to 5% of our gross proceedings from the offering and have agreed to issue to Maxim Group a warrant to purchase a number of common shares equal to 5% of the number of common shares sold in the Offering. The warrant will have an exercise price equal to 130% of the offering price, a four-year term and be subject to one-time demand and unlimited piggy back registration rights. We have also agreed to reimburse the Maxim Group for actual costs, not to exceed $25,000 in the aggregate.

     Our  agreement  with the Maxim Group will  remain in effect  until at least
February 28, 2005, after which it is terminable upon two days prior written notice; provided that we may terminate the agreement immediately if the Maxim Group has not present an offering with terms equal to $3.80 per share by February 17, 2005. We have each agreed to indemnify and hold Maxim and its affiliates harmless for any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses) arising from or related to any breach by us of any agreement related to the offering, any alleged misleading or untrue statement of a material fact in any offering document, any violation of any federal or, state securities laws or other laws attributable to the offering, in each case to the extent not arising from any breach, misstatement or violation of law by Maxim.

                                    Exhibit A


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 14, 2005, by and among Altair Nanotechnologies, Inc., a Canadian corporation, with headquarters located at 204 Edison Way, Reno, Nevada 89502 (the "Company"), and the investor listed on the signature page attached hereto (individually, a "Buyer" and collectively with any other investors, the "Buyers").

         WHEREAS:

         A. The Company and the Buyer desire to enter into this transaction to purchase the securities set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has at least 5,000,000 common shares, without par value ("Common Stock") unallocated and registered thereunder (Registration Number 333-111416) (the "Registration Statement"), which
Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the "1933 Act"), by the United States Securities and Exchange Commission (the "SEC").

         B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Common Stock, set forth below such Buyer's name on the signature page hereto (which aggregate amount for all Buyers together shall be 5,000,000 shares of Common Stock and shall collectively be referred to herein as the "Purchased Shares").

         C. The Purchased Shares are sometimes referred to herein as the "Securities".

         NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF PURCHASED SHARES.

                  (a) Purchase of Purchased Shares.

                  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer, and the Buyer severally, but not jointly with any other Buyer, agrees to purchase from the Company on the Closing Date (as defined below), the number of Purchased Shares as is set forth below such Buyer's name on the signature page hereto (the "Closing"). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                  (b) Purchase Price. The purchase price for each Purchased Share to be purchased by each Buyer at the Closing shall be $4.05 (the "Purchase Price").

                  (c) Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City Time, on February 15, 2005, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date and time of day as is mutually agreed to by the Company and each Buyer).

                  (d) Form of Payment. On the Closing Date, (i) the Buyer shall pay its Purchase Price to the Company for the Purchased Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall, or shall cause the Company's transfer agent (the "Transfer Agent") to deliver to the Buyer at the address for notice designated on the signature page hereof certificates for the Purchased Shares.

         2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants with respect to only itself that: (i) This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; and (ii) the execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (A) result in a violation of the organizational documents of such Buyer or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state or Canadian provincial securities laws) applicable to such Buyer, except in the case of clauses (B) and
(C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder. The Buyer acknowledges that it is not relying on any representations or warranties made by the Agent (as defined below) in determining to enter into this transaction. The Buyer (i) if an individual, is a resident of the State of New York if a resident of the United States or resides outside of the United States and Canada, (ii) if other than an individual, maintains its principal office and place of business in the State of New York if in the United States or outside of the United States and Canada, and (iii) has made all offers, and received any offers, information, Transaction Documents and Disclosure Materials in the State of New York if in the United States or outside of the United States and Canada.


         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to the Buyer:

                  (a) Organization and Qualification; Authorization; Enforcement. Each of the Company and each of its subsidiaries (the "Subsidiaries") is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (the "Transaction Documents"), (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect"). The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state and Canadian securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (c) Filings, Consents and Approvals; Integration; Listing and Maintenance Requirements; Application of Takeover Protections. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filings required under Section 4(f), (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act, (iii) the application(s) to The Nasdaq SmallCap Market (the "Principal Market") for the listing of the Purchased Shares for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings (collectively, the "Required Approvals"). "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock is currently listed on the Principal Market. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  (d)  Issuance  of the  Securities.  The  Securities  are  duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than any Liens arising solely from an act or omission of a Buyer). The issuance by the Company of the Securities has been registered under the 1933 Act and all of the Securities are freely transferable and tradable by the Buyers without restriction (other than any restrictions arising solely from an act or omission of a Buyer) in the United States. The Purchased Shares are being issued pursuant to the Registration Statement and the issuance of the Purchased Shares has been registered by the Company under the 1933 Act. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The "Plan of Distribution" section under the Registration Statement permits the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Buyers will have good and marketable title to such Securities and the Purchased Shares will be freely tradable on the Principal Market. The Purchased Shares constitute less than 10% of the issued and outstanding shares of Common Stock of the Company.

                  (e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of the Company) is set forth in the SEC Reports (as defined below), in each case as of the date referenced in the respective SEC Report and to the extent required thereby. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance and sale of the Securities, and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, number of issuable shares, exchange or reset price under such securities.

                  (f) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), including pursuant to Section 13(a) or 15(d) thereof, for the period since January 1, 2004 to the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis (except for Reports on Form 8-K with respect to which the failure to file timely does not affect the Company's eligibility to use a Form S-3 Registration Statement) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Buyer a true, correct and complete copy of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the prospectus supplement to be filed covering the transactions covered hereby, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or any such prospectus contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (g)  Material  Changes.  Since the date of the latest  audited financial  statements  included  within the SEC Reports,  except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or upon the exercise of outstanding warrants to purchase Common Stock. "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. "Rule 144" means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  (h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act, including the Registration Statement.

                  (i) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The financial records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the year ended December 31, 2003 (such date, the "Evaluation Date"). The Company presented in the Form 10-K for the year ended December 31, 2003, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

                  (j) Investment Company; Sarbanes-Oxley Act. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

                  (k) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that the Company believes will, following the Closing Date, constitute nonpublic information. The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

         4.       COVENANTS.

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.

                  (b) Prospectus Supplement and Blue Sky. On or before the execution of this Agreement, the Company shall have delivered, and as soon as practicable after the Closing the Company shall file, a prospectus supplement to the Registration Statement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the State of New York (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  (d) Listing. The Company shall promptly secure the listing of all of the Purchased Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

                  (e) Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby and arising from the Company's acts or omissions, including, without limitation, any fees or commissions payable to Maxim Group LLC (the "Agent"). The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                  (f) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on February 15, 2005, issue a press release reasonably acceptable to the Agent disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., New York City Time, on February 15, 2005, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the form of this Agreement, the Company's agreement with the Placement Agent regarding its engagement as placement agent and an updated legal opinion with respect to the Registration Statement as exhibits to such filing (including all attachments, the "8-K Filing"). The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of such Buyer. Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) the Agent shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer or unless required by applicable law, the Company shall not disclose the name of any Buyer in any filing, announcement, release or otherwise.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The obligation of the Company hereunder to issue and sell the Purchased Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof: (i) such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company; (ii) such Buyer shall have delivered to the Company the Purchase Price for the Purchased Shares being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company; and (iii) the representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The obligation of the Buyer hereunder to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have (i) executed and delivered to such Buyer each of the Transaction Documents, which Transaction Documents shall be identical for all Buyers, and (ii) delivered the stock certificates representing the Purchased Shares being purchased by the Buyer.

                  (ii) Such Buyer shall have received the opinions of Stoel Rives, LLP and Goodman and Carr LLP, the Company's outside counsel ("Company Counsel"), dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

                  (iii) The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                  (iv) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with this transaction as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation (or its equivalent), as amended to date, and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit B.

                  (v) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit C.

                  (vi)  The  Registration   Statement  shall  be  effective  and
available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the prospectus required thereunder.

                  (vii) The Company shall be issuing to all Buyers at the Closing not less than 5,000,000 Purchased Shares.

         7. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

         8.       MISCELLANEOUS.

                  (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c)  Headings.   The  headings  of  this   Agreement  are  for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Purchased Shares representing at least a majority of the amount of the Purchased Shares, or, if prior to the Closing Date, the Buyers being obligated to purchase at least a majority of the amount of the Purchased Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of shares of Common Stock The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  Altair Nanotechnologies Inc.
                  204 Edison Way
                  Reno, Nevada 89502
                  Telephone: (775) 858-3750
                  Facsimile:  (775) 856-1619
                  Attention: Chief Financial Officer


                  with a copy to:

                  Stoel Rives LLP
                  201 South Main Street
                  Suite 1100
                  Salt Lake City, Utah  84111
                  Phone: (801) 578-6908
                  Fax: (801) 578-6999
                  Attention: Bryan T. Allen, Esq.


                  If to the Transfer Agent:

                  Equity Transfer Services
                  120 Adelaide Street West, Suite 420
                  Toronto, Canada M5H 4C3
                  Telephone: (416) 361-0152
                  Facsimile: (416) 361-047Attention: Al Ringler

If to a Buyer, to its address and facsimile number set forth on the signature page hereto, with copies to such Buyer's representatives as set forth on the signature page hereto,

         With a copy (for informational purposes only) of all notices hereunder to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telephone:        (212) 756-2000
                  Facsimile:        (212) 593-5955
                  Attention:        Eleazer Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Purchased Shares representing at least a majority of the number of the Purchased Shares, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  (i)  Survival.  Unless  this  Agreement  is  terminated  under
Section 7, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) Indemnification. (i) In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Shares, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                           (ii) Promptly  after  receipt by an Indemnitee  under
this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.


                           (iii). The  indemnification  required by this Section
9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

                           (iv) The indemnity  agreements contained herein shall
be in addition to (i) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                  (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (m) Remedies. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                  (n) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers. For reasons of administrative convenience only, a Buyer may have chosen to communicate with the Company through Schulte Roth & Zabel LLP.

                            [Signature Page Follows]

[Signature Page to Securities Purchase Agreement]

         IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                 ALTAIR NANOTECHNOLOGIES INC.




                             By:
                           Name:
                          Title:

         IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                   BUYER:




                                      By:
                                    Name:
                                   Title:    Authorized Signatory


                                      Investment Amount:  $________________

                               Address for Notice:

                               [-------------]
                               [-------------]
                               [-------------]
                               Facsimile:  (___) ___-_____
                               Telephone: (___) ___-_____
                               Attention: [__________]

                               With a copy to:  (Legal Representative)

                               [-------------]
                               [-------------]
                               [-------------]
                               Facsimile:  (___) ___-_____
                               Telephone: (___) ___-_____
                               Attention: [__________]

                                    EXHIBITS



Exhibit A         Form of Legal Opinion of Company Counsel
Exhibit B         Form of Secretary's Certificate
Exhibit C         Form of Officer's Certificate